Exhibit 1.3

FOURTH AMENDED AND RESTATED BYLAWS

OF

GLOBAL SHIP LEASE, INC.

As Adopted on March 14, 2024

ARTICLE I
OFFICES

Section 1.1              Registered Office. The registered office of Global Ship Lease, Inc. (the “Corporation”) in the Republic of the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960.

Section 1.2              Other Offices. The Corporation may also have an office or offices within or without the Republic of the Marshall Islands at such other place or places as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
SHAREHOLDER MEETINGS

Section 2.1              Place of Meetings. Meetings of the of the shareholders of the Corporation for any purpose shall be held at such time and place, either within or without the Republic of the Marshall Islands, as shall be designated from time to time by the Board of Directors.

Section 2.2              Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Republic of the Marshall Islands as the Board of Directors may determine for the purpose of electing directors and/or transacting any other proper business. The Chairman of the Board of Directors (the “Chairman”) or, in the Chairman’s absence, another person designated by the Board of Directors, shall act as chairman of all annual meetings of shareholders.

Section 2.3              Nature of Business at Annual Meeting of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation who (x) is a shareholder of record on the date of the giving of the notice provided for in Section 2.5 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (y) gives timely notice thereof in proper written form as set forth in Section 2.5 of this Article II to the Secretary of the Corporation (the “Secretary”).

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Article II, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Article II shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.4              Special Meetings. Unless otherwise required by law or the Articles of Incorporation of the Corporation, as amended or restated from time to time (the “Articles of Incorporation”), special meetings of the shareholders, for any purpose or purposes may be called only by the Chairman or by a resolution of the Board of Directors. The business transacted at the special meeting is limited to the purposes stated in the notice. The Chairman, or in the Chairman’s absence, another person designated by the Board of Directors, shall act as the chairman of all special meetings of the shareholders. If the chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with this Article II, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

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Section 2.5              Shareholder Notice. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of the Corporation that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Section 3.4 of these Bylaws for such nomination or nominations to be properly brought before such meeting.

Section 2.6              Notice of Meetings. Unless otherwise required by law or the Articles of Incorporation, notice of every annual and special meeting of shareholders shall state the date, hour, place and purpose of such meeting, and in the case of special meetings, shall also include the name of the person or persons at whose direction the notice is being issued, and shall be given personally or sent by mail, telegraph, cablegram, telex, teleprinter or electronic transmission at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his, her or its shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his, her or its address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by mail, facsimile or electronic transmission to his, her or its last known address or facsimile number or by any other form of electronic transmission in the manner now or hereafter provided in Section 65 of the Republic of the Marshall Islands Business Corporations Act (the “BCA”) or any other applicable provision of the BCA.

Section 2.7              Waiver of Notice. A written waiver of any notice, signed by a shareholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of protesting, prior to the conclusion of the meeting, the lack of notice of such meeting.

Section 2.8              Shareholder List. The Secretary shall prepare, certify and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 2.9              Quorum. Unless otherwise required by law or the Articles of Incorporation, at all meetings of shareholders there must be present either in person or by proxy shareholders of record holding at least a majority of the shares of the Corporation issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 2.10           Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If the adjournment is for more than thirty (30) days, or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 2.6 of this Article II.

Section 2.11           Vote Required. At any meeting of shareholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote, unless the matter is one for which, by express provision of statute, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

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Section 2.12           Voting. Except as otherwise provided by the Articles of Incorporation, every shareholder shall have one vote for each share registered in his, her or its name. Each shareholder may exercise such voting right either in person or by proxy, provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Republic of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 2.13           Action by Shareholders Without a Meeting. Any action required or permitted to be taken by the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof.

The consent shall be delivered to the Corporation by delivery to its registered office in the Republic of the Marshall Islands, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Section 2.14           Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than fifteen (15) days prior to the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III
DIRECTORS

Section 3.1              Powers. The Board of Directors shall have the powers set forth in the Articles of Incorporation.

Section 3.2              Number and Class. The number of persons constituting the Board of Directors shall be as set forth in the Articles of Incorporation.

Section 3.3              Election. Directors shall be elected in the manner set forth in the Articles of Incorporation.

Section 3.4              Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of shareholder entitled to vote at such meeting and (ii) who timely complies with the notice procedures in proper written form to the Secretary as set forth in this Section 3.4.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

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To be in proper written form, a shareholder’s notice to the Secretary must set forth; (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of the Corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of the Corporation that are owned beneficially and of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.5              Resignations. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect after receipt of the applicable notice of resignation by the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary of the Corporation at the time specified in such notice or, if no time is specified, immediately upon receipt of such notice by the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6              Removal. Directors shall be removed in the manner set forth in the Articles of Incorporation.

Section 3.7              Vacancies. Vacancies shall be filled in the manner set forth in the Articles of Incorporation.

Section 3.8              Chairman of the Board of Directors. The Board of Directors shall appoint, from time to time, one of the directors to serve as the Chairman. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors and shall perform all duties as usually appertain to the office and such other duties as may be prescribed from time to time by the Board of Directors. The Chairman may enter into and execute in the name of the Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board of Directors. If the directors have elected an Executive Chairman, the Executive Chairman shall be the Chairman, and the Chairman shall have the additional authorities and duties described in Section 5.2 of these Bylaws. The Chairman shall be subject to the control of and may be removed from such office by the Board of Directors.

Section 3.9              Annual Meetings. The Board of Directors shall meet for the election of officers and the transaction of other business as soon as practicable after each annual meeting of the shareholders, and/or at such time and place as specified in the notice for the meeting. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.10           Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the Republic of the Marshall Islands, as shall from time to time be determined by Board of Directors resolution or by consent in writing of all the directors.

Section 3.11           Special Meetings. Special meetings of the Board of Directors may be called only by the Chairman or by resolution of the Board of Directors. Special meetings of the Board of Directors shall be held at the time and place, within or without the Republic of the Marshall Islands, specified in the notices thereof.

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Section 3.12           Notice of Special Meeting. Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given to him or her personally (including by telephone) or if such notice be delivered to such director by mail, facsimile or electronic transmission to his or her last known address or facsimile number. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to him or her prior to the conclusion of such meeting.

Section 3.13           Quorum. At all meetings of the Board of Directors, a majority of the directors at the time in office, present in person, by proxy or by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.14           Organization. Meetings shall be presided over by the Chairman, or in the absence of the Chairman, by such other person as the directors may select. The Board of Directors shall keep contemporaneous, full and accurate written minutes of its meetings. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.15           Voting. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, all matters presented to the Board of Directors (or a committee thereof) shall be approved by a vote of the majority of the directors, present in person, by proxy or by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, at any meeting of the Board of Directors (or such committee) at which a quorum is present.

Section 3.16           Action By Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these Bylaws, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

Section 3.17           Directors’ Meeting by Conference Telephone or Other Communication Equipment. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 3.18           Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

Section 3.19           Interested Directors. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable solely for this reason, or solely because the director or directors are present at or participate in the meeting of the Board of Directors or committee thereof which approves such contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or the committee and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 55 of the BCA, by unanimous vote of the disinterested directors or (ii) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which approves such contract or transaction.

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ARTICLE IV
COMMITTEES

Section 4.1          Constitution and Powers. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees (in addition to the mandatory Standing Committees as defined and as set forth in Section 4.2). Each committee shall consist of one or more directors of the Corporation and the composition of each such other committee shall be in compliance with the applicable Requirements (as defined herein). With respect to all Board of Directors Committees (including Standing Committees), the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all committees of the Board of Directors (including Standing Committees), in the absence or disqualification of a member of a committee of the Board of Directors, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee (including any Standing Committee), to the extent permitted by law (including the Requirements (as defined below)) and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee (including each Standing Committee) shall keep regular, accurate and complete minutes and, when required, report to the Board of Directors.

Section 4.2              Standing Committees. The Board of Directors shall have the following standing committees: (a) an Audit Committee, (b) a Compensation Committee and (c) a Nominating/Corporate Governance Committee (together, the “Standing Committees”), and such other committees as may be required from time to time by the stock exchange listing requirements applicable to the Corporation (the “Requirements”). The Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee (and such other Standing Committees as may be mandated by the Requirements) shall be composed entirely of “independent directors” within the meaning of the Requirements applicable to such committee, and the composition of each such Standing Committee shall be in compliance with the applicable Requirements. Each Standing Committee shall have a written charter, which shall be approved by the Board of Directors and state the purpose and authority of such committee.

ARTICLE V
OFFICERS

Section 5.1              Officers. The Board of Directors shall appoint a Secretary. The Board of Directors may appoint from time to time such other officers as, in the opinion of the Board of Directors, are desirable for the conduct of the business of the Corporation including, without limitation, an Executive Chairman, Chief Executive Officer, and/or Chief Financial Officer. Any two (2) or more offices may be held by the same person unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws. Unless otherwise specified herein, each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Executive Chairman or the Board of Directors.

Section 5.2              Executive Chairman. The Board of Directors may, but is not required to, appoint from time to time one of the directors to serve in the role of Executive Chairman. The Executive Chairman, if one is so appointed by the Board of Directors, shall act as liaison between the Board of Directors and the executive officers of the Corporation and shall be responsible for general oversight of such executive officers. The Executive Chairman shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office as the highest-ranking executive officer of the Corporation or as may be prescribed by the Board of Directors, and shall report directly to the Board of Directors.

Section 5.3              Chief Executive Officer. The Chief Executive Officer, if appointed, shall be the principal executive officer of the Corporation and shall have such powers and perform such duties as are customarily incident to the office of the Chief Executive Officer of a corporation, and such other duties as may, from time to time, be assigned to him or her by the Executive Chairman or the Board of Directors, or as may be provided by law, provided, however, that the Chief Executive Officer shall not have supervisory authority over the Executive Chairman. The Chief Executive Officer shall report directly to the Executive Chairman and the Board of Directors; provided, however, that if there is no Executive Chairman, then the Chief Executive Officer shall report directly to the Board of Directors.

Section 5.4              Chief Financial Officer. The Chief Financial Officer, if appointed, shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as are customarily incident to the office of the Chief Financial Officer of a corporation, and such other duties as may, from time to time, be assigned to him or her by the Executive Chairman or the Board of Directors, or as may be provided by law, and shall report directly to the Executive Chairman and the Board of Directors; provided, however, that if there is no Executive Chairman, then the Chief Financial Officer shall report directly to the Board of Directors.

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Section 5.5              Secretary. Unless otherwise decided by the Board of Directors, the Secretary shall act as secretary of all meetings of the shareholders and of the Board of Directors at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, and shall, in general, have all authority incident to the office of Secretary and shall have such other authority and perform such other duties as may from time to time be assigned by the Executive Chairman or the Board of Directors.

Section 5.6              Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof or by any superior officer upon whom such power may be conferred by the Board of Directors.

Section 5.7              Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary in writing or by electronic transmission. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.8              Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board of Directors, or if such officer was appointed by the Executive Chairman or the Chief Executive Officer, then by the Executive Chairman or the Chief Executive Officer, as appropriate.

ARTICLE VI
FORM OF SHARES; ISSUANCE OF SHARES; SHARE CERTIFICATES

Section 6.1              Registered Form. The shares shall be represented by certificates in form meeting the requirements of law and approved by the Board of Directors; provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares and adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

Section 6.2              Terms and Conditions of Issuance. Subject to the terms of the Articles of Incorporation, shares of the Corporation may be issued at such times, for such considerations and on such terms as may be established from time to time by the Board of Directors in its sole discretion without the approval of the shareholders.

Section 6.3              Number of Shares Represented by Certificates. Share certificates may be issued to represent more than one share. If shares held by a shareholder are represented by one share certificate, and if such shareholder disposes of part of his, her or its shares, such shareholder shall be entitled to request the issuance of a share certificate representing such shareholder’s remaining shares.

ARTICLE VII
LOST AND MUTILATED CERTIFICATES

If any shareholder can prove to the satisfaction of the Board of Directors or any transfer agent or registrar of the Corporation, that any share certificate has been mutilated, mislaid or destroyed, then, at such shareholder’s written request, a duplicate may be issued by the Board of Directors or any transfer agent or registrar of the Corporation on such terms and conditions as the Board of Directors may deem fit. Upon the issuance of the duplicate share certificate (on which it shall be noted that such certificate is a duplicate), the original share certificate shall be null and void vis-à-vis the Corporation. A mutilated share certificate may be exchanged for a duplicate certificate upon delivery of the mutilated certificate to the Board of Directors or any transfer agent or registrar of the Corporation.

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ARTICLE VIII
SHAREHOLDERS REGISTER; TRANSFER OF SHARES; NOTICES

Section 8.1              Shareholders Register. The Board of Directors, or registrar or transfer agent designated pursuant to Section 8.4, shall keep a shareholders register (the “Register”), which contains the names and addresses of all registered shareholders, the number and class of shares held by each shareholder, and the dates when the shareholders became owners of record. The Board of Directors shall regularly maintain the Register, including the registration in the Register of any issue, transfer and cancellation of shares.

Section 8.2              Addresses to be Furnished, Etc. Each shareholder is required to provide his, her or its address to the Corporation. The Corporation shall be entitled for all purposes to rely on the name and address of the aforementioned persons as entered in the Register. Such person may at any time change his, her or its address as entered in the Register by means of a written notification to the Corporation at its principal office, or any transfer agent or registrar of the Corporation.

Section 8.3              Access to Register. At the request of a shareholder, the Board of Directors shall furnish an extract of the Register, free of charge, insofar as it relates to such person’s interest in a share.

Section 8.4              Location of Register. The Register shall be kept by the Board of Directors at the Corporation’s principal office, or by a registrar or transfer agent designated thereto by the Board of Directors at such other location as it may deem fit. In case the Register is kept at any location other than the Corporation’s principal office, then the registrar or transfer agent shall be obligated to send to the principal office of the Corporation a copy thereof from time to time. In case a registrar or transfer agent is appointed by the Board of Directors, then such registrar or transfer agent shall be authorized and, as the case may be, obligated to exercise the rights and fulfill the obligations set out in this Article VIII with respect to the Register.

Section 8.5              Transfer of Shares. The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

ARTICLE IX
BOOKS AND RECORDS

Section 9.1              Books of Account. The Board of Directors shall cause to be kept proper records of account with respect to all transactions of the Corporation and in particular with respect to all assets and liabilities of the Corporation.

Section 9.2              Minutes. The Board of Directors shall cause minutes to be duly entered in the books provided for the purpose:

(i)              of all elections and appointments of officers;

(ii)            of the names of the directors present at each meeting of the Board of Directors and of any committee appointed by the Board of Directors; and

(iii)           of all resolutions and proceedings of general and special meetings of the Board of Directors and committees appointed by the Board of Directors.

Section 9.3              Place Where Books of Account and Minutes are Kept. The Corporation shall maintain its books of account and minutes at its registered office, or subject to the provisions of the BCA, at such other place as the Board of Directors deems fit.

ARTICLE X
GENERAL PROVISIONS

Section 10.1           Term of Financial Year. The financial year of the Corporation shall run from the first day of January of each year up to and including the last day of December of such year.

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                  Section 10.2           Seal. The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board of Directors may from time to time determine.

Section 10.3           Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.4           Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the BCA or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 10.5           Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE XI
AMENDMENTS

Section 11.1           By the Shareholders. These Bylaws may be amended by the affirmative vote of the holders of not less than a majority of the outstanding Common Shares entitled to vote at any annual or special meeting of shareholders at which a quorum is present or represented.

Section 11.2           By the Directors. These Bylaws may, subject to provisions of applicable law, be adopted, amended and repealed without a vote of the shareholders by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors at which a quorum is present, except that the provisions of Section 11.1 may be amended only by the affirmative vote of holders of not less than a majority of the outstanding Common Shares entitled to vote at any annual or special meeting of the shareholders at which a quorum is present or represented.

ARTICLE XII
EXCLUSIVE FORUM

Section 12.1           Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any Corporate Claim related to the Corporation shall be the High Court of the Republic of the Marshall Islands. As used herein, “Corporate Claim” means any internal corporate claim, intra-corporate claim, or claim governed by the internal affairs doctrine including, but not limited to: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or shareholder of the Corporation to the Corporation or the Corporation’s shareholders; and (iii) any action asserting a claim arising pursuant to any provision of the BCA or the Articles of Incorporation or these Bylaws (in each case, as amended from time to time).

Section 12.2           Unless the Corporation consents in writing to the selection of an alternative forum and subject to Section 12.1, to the fullest extent permitted by law, the sole and exclusive forum for any claim arising under the U.S. Securities Act of 1933, as amended, or the Exchange Act and any rule or regulation promulgated thereunder (in each case, as amended from time to time) shall be the United States District Court for the Southern District of New York (or if such court does not have jurisdiction over such claim, any other federal district court of the United States).

Section 12.3           To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII. If any provision in this Article XII is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Bylaws shall not be affected and this Article XII shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Corporation.